UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

____________________

GRAY TELEVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation)	001-13796 (Commission File Number)	58-0285030 (IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, GA 30319 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (404) 504-9828

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 29, 2017, Gray Television, Inc. (the “Company”) issued a press release announcing the pricing of its previously announced underwritten public offering of shares of the Company’s common stock (the “Offering”). A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On December 4, 2017, the Offering closed, and the Company issued 16,500,000 shares pursuant thereto.

The Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-217987) in connection with the Offering:

1.	Underwriting Agreement, dated November 29, 2017, by and between the Company and Wells Fargo Securities, LLC, acting as representative of the several underwriters named therein

2.	Opinion of Jones Day

3.	Consent of Jones Day (included in Exhibit 5.1)

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
1.1	Underwriting Agreement, dated November 29, 2017, by and between the Company and Wells Fargo Securities, LLC, acting as representative of the several underwriters named therein
5.1	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1)
99.1	Press release, dated November 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: December 4, 2017	By:	/s/ James C. Ryan
James C. Ryan Executive Vice President and Chief Financial Officer